                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Names of Joint Filers:

Canaan VIII L.P.

Canaan Partners VIII LLC

Canaan Management, Inc.

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VIII L.P.

Issuer and Ticker Symbol:

Durata Therapeutics, Inc. [DRTX]

Date of Event:

November 17, 2014

Signatures of Joint Filers:

Canaan VIII L.P.

By: Canaan Partners VIII LLC
Its Sole General Partner

    By: /s/ Jaime E. Slocum, Attorney-in-Fact
        --------------------------------------
        Manager

Canaan Partners VIII LLC

By: /s/ Jaime E. Slocum, Attorney-in-Fact
   --------------------------------------
   Manager

Canaan Management, Inc.

By: /s/ Brenton K. Ahrens, Vice President
   ---------------------------------------
   Chief Financial Officer and Treasurer